EXHIBIT 99.1

Press Release

For immediate release

Company contact: William M. Crawford, Investor Relations Manager, 303-293-9100

BILL BARRETT CORPORATION ANNOUNCES ITS JANUARY AND FEBRUARY 2007 INVESTOR RELATIONS SCHEDULE

DENVER – (PR Newswire) – January 5, 2007 – Bill Barrett Corporation (NYSE: BBG) announced today its schedule for investor relations activities in January and February 2007.

The Company intends to participate in the “Energize 2007: New Year, New Realities” conference hosted by Pritchard Capital Partners, LLC to be held in San Francisco, California on January 8 – January 12, 2007. Company Chairman and Chief Executive Officer Fred Barrett will present to the conference on Tuesday, January 9, 2007. The material that Mr. Barrett will present will be available on the Company’s website at http://www.billbarrettcorp.com just prior to the presentation.

The Company intends to participate in the “Global Energy Conference 2007” conference hosted by Goldman Sachs & Co. to be held in New York City, New York on January 17 – January 18, 2007. Company Chairman and Chief Executive Officer Fred Barrett will present to the conference on Thursday, January 18, 2007. An updated investor relations presentation will be available at http://www.billbarrettcorp.com prior to the conference.

The Company intends to hold an investor day for invited guests on February 5, 2007 in Denver, Colorado. The Company will provide a live webcast of its presentation at 11:30 a.m. MST. A link to the presentation, including the audio portion, will be available on the Company’s website at http://www.billbarrettcorp.com.

The Company intends to participate in the “2007 Energy Summit” conference hosted by Credit Suisse to be held in Vail, Colorado on February 5 – February 9, 2007. An updated investor relations presentation will be available at http://www.billbarrettcorp.com prior to the conference.

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, explores for and develops natural gas and oil in nine basins and the overthrust belt in the Rocky Mountain region of the United States. Additional information about the Company may be found on its web site www.billbarrettcorp.com.

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